Exhibit 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE

This Confidential Separation Agreement and General Release (“Agreement”) is made as of November 30, 2005 between S. Patrick Martin (“Employee”), WebSourced, Inc., a North Carolina corporation (the “Company”), and CGI Holding Corporation d/b/a Think Partnership Inc., a Nevada corporation (the “Parent”) and owner of 100% of the capital stock of the Company, (collectively, “Affiliated Companies,” as defined herein).

WHEREAS, the Company, the Parent and Employee wish to resolve any and all matters between them relating to Employee’s separation from employment, including any and all claims of Employee under the Employment Agreement dated as of January 1, 2004 between Employee and the Company (the “Employment Agreement”).

NOW, THEREFORE, in consideration of the mutual undertakings set forth below, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, intending to be legally bound hereby, this Agreement will govern Employee’s separation from employment with the Company and will resolve, finally and completely, any and all possible claims and disputes between Employee and the Affiliated Companies, as defined below, including, without limitation, any and all claims or disputes arising from such employment and separation from employment.

1.                                       Separation from Employment.  Employee will cease employment, effective November 30, 2005 (the “Separation Date”), as President and Chief Executive Officer of the Company, and from all other positions as an employee, officer, director and/or committee member of (a) the Affiliated Companies (as more fully detailed in Exhibit ”A” hereto, meaning the Company, the Parent, and any current direct or indirect parent, subsidiary or affiliate of the Company, any company in which the Company or any such subsidiary or affiliate is a shareholder or investor, or any company which is a shareholder or investor in the Company), including but not limited to Employee’s position as Director of the Company and the Parent, and (b) any company which Employee serves as an officer or director or in any other capacity at the request of any Affiliated Company.  Employee covenants and agrees that he will execute any and all documents necessary to formally effect his separation from employment, including his resignation from the Boards of Directors of the Company and the Parent.

2.                                       Release.

(a) In consideration for the payments and benefits provided to Employee under this Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Employee, on behalf of himself and his dependents, heirs, administrators, representatives, trustees, beneficiaries, executors, successors, assigns and any other person or entity, including any government agency seeking to assert a claim on his behalf, hereby unconditionally releases and forever discharges the Affiliated Companies and their respective agents, servants, officers, directors, shareholders, employees, investigators, contractors, parents, attorneys, subsidiaries, divisions, affiliates, predecessors, successors and assigns, all their respective employee benefit plans and their administrators, trustees and other fiduciaries (severally and collectively called the “Company Released Parties”) from any and all manner of injuries, causes of actions, claims, including, without limitation, claims for back pay, front pay or reinstatement, and demands of any kind whatsoever, in law or in equity, and from all debts, counterclaims, cross-claims, rights, disputes, controversies, judgments, agreements, contracts, promises, representations, misrepresentations, allegations, obligations, duties, suits, expenses, assessments, penalties, charges, interest, losses, costs, damages, compensatory damages, consequential damages, punitive damages, sanctions, and liabilities whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, claimed or unclaimed, foreseen or unforeseen, suspected or unsuspected, discovered or undiscovered, accrued or unaccrued, anticipated or unanticipated, contingent or fixed, or any that Employee or any person or entity acting for Employee now has or hereafter may have against any of the Company Released Parties for any acts, circumstances, conduct, commissions, omissions, failure to act, practices or events up to and including the effective date of this Agreement.  This general release includes, without limit, all claims or causes of action based upon torts (including, for example, negligence, fraud, defamation, libel, slander, tortious interference and/or wrongful discharge); express and implied contracts (including, for example, prior agreements between Employee and the Company); any claims for attorneys’ fees; any claims arising out of or relating to Employee’s employment or separation from employment with the Company; and any claims arising from any alleged violation by any of the Company Released Parties of any federal, state or local statutes, ordinances, rules, Executive Orders or regulations, including, without limitation, any of the following, as amended:

•            Title VII of the Civil Rights Act of 1964, as amended;

•            The Civil Rights Act of 1991;

•            Sections 1981 through 1988 of Title 42 of the United States Code, as amended;

•            The Employee Retirement Income Security Act of 1974, as amended;

•            The Immigration Reform and Control Act, as amended;

•            The Americans with Disabilities Act of 1990, as amended;

•            The Age Discrimination in Employment Act of 1967, as amended;

•            The Workers Adjustment and Retraining Notification Act, as amended;

•            The Occupational Safety and Health Act, as amended;

•            The Sarbanes-Oxley Act of 2002;

•            North Carolina Equal Employment Practices Act – N.C. Gen. Stat. §143-422.1 et seq.;

•            North Carolina Parental Leave for School Involvement – N.C. Gen. Stat. §95-28.3;

•            North Carolina Smokers’ Rights Law – N.C. Gen. Stat. §92-28.2;

•            North Carolina Persons With Disabilities Protection Act – N.C. Gen. Stat. §168A—1 et seq.;

•            North Carolina Communicable Disease Law – N.C. Gen. Stat. §130A, §130A-148(i);

•            North Carolina Discrimination on the Basis of Sickle Cell Trait Law – N.C. Gen. Stat. §95-28.1;

•            North Carolina Genetic Testing Law – N.C. Gen. Stat. §95-28.1A;

•            North Carolina Retaliatory Employment Discrimination Law – N.C. Gen. Stat. §95-240 et seq.;

•            North Carolina Wage and Hour Act, as amended, including N.C. Stat. §95-25.2 et seq., and §95-25.14 et seq.;

•            North Carolina Occupational Safety and Health Act, as amended.

(b) In consideration for the waiver of rights and the covenants and agreements made by Employee under this Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, the Company and the Parent, each on behalf of itself and its affiliates, officers, directors, administrators, representatives, trustees, beneficiaries, executors, successors, assigns and any other person or entity, including any government agency seeking to assert a claim on its behalf, hereby unconditionally releases and forever discharges Employee, his dependents, heirs, administrators, representatives, trustees, beneficiaries executors, successors and assigns (collectively, the “Employee Released Parties”) from any and all manner of injuries, causes of actions, claims, including, without limitation, claims and demands of any kind whatsoever, in law or in equity, and from all debts, counterclaims, cross-claims, rights, disputes, controversies, judgments, agreements, contracts, promises, representations, misrepresentations, allegations, obligations, duties, suits, expenses, assessments, penalties, charges, interest, losses, costs, damages, compensatory damages, consequential damages, punitive damages, sanctions, and liabilities whatsoever, in law or in equity, whether known or unknown, asserted or unasserted, claimed or unclaimed, foreseen or unforeseen, suspected or unsuspected, discovered or undiscovered, accrued or unaccrued, anticipated or unanticipated, contingent or fixed, or any that the Company or any person or entity acting for the Company now has or hereafter may have against any of the Employee Released Parties for any acts, circumstances, conduct, commissions, omissions, failure to act, practices or events up to and including the effective date of this Agreement.  This general release includes, without limitation, all claims or causes of action based upon torts (including, for example, negligence, fraud, defamation, libel, slander, tortious interference and/or wrongful discharge); express and implied contracts (including, for example, prior agreements between Employee and the Company; any claims for attorneys’ fees; any claims arising out of or relating to Employee’s employment or separation from employment with the Company; and any claims arising from any alleged violation by any of the Employee Released Parties of any federal, state or local statutes, ordinances, rules, Executive Orders or regulations.  This general release provided for in this sub-section (b) shall not apply to:  (a) any criminal acts committed by Employee affecting the Company prior to the Separation Date and (b) acts of fraud perpetrated by Employee against the Company prior to the Separation Date.  Company and the Affiliated Companies warrant that they are not currently aware of any criminal activity or acts of fraud committed by Pat Martin as of the signing of this Agreement.

3.                                       Termination of Employment Agreement.  Employee and the Company agree that the Employment Agreement executed on or about January 1, 2004 (attached as Exhibit B) is hereby fully and forever terminated and of no further force or effect, and Employee and the Company shall have no further obligations under the Employment Agreement except that Paragraph 8 excluding subparagraph 8(d) which is hereby declared null and void (“Surviving Paragraph 8 of the Employment Agreement”) survives and shall remain in full force and effect, except that during the prohibited period, Employee may hire anyone who is a former employee of the Company as of the date of this Agreement, including Jeff Martin, Mark Camphaug and Keith Sturges, who seeks employment from him in enterprises that do not compete with Company and/or any of the Affiliated Companies.  Employee acknowledges that the

Employment Agreement dated as of March, 2001 between the Company and Employee has been previously terminated and the terms thereof continue to be of no further force and effect.

4.                                       Payments to Employee.  The Company, on its behalf and on behalf of the Released Parties, agrees to provide to Employee, and Employee has expressly agreed to accept, the following, in full settlement, release and discharge of all possible claims, as further delineated in Section 2 above, and as consideration for the other covenants and agreements of Employee set forth in this Agreement:

a.                                       Within 15 days of the Separation Date, Employee shall receive a lump sum payment, less applicable deductions, representing all obligations of the Company for salary, sick and vacation pay due Employee as of the Separation Date due in accordance of North Carolina laws.  These payments set forth in this Section 4(a) shall be made by check or wire transfer of immediately available funds to Employee and shall be reflected in an IRS form W-2 to be issued to Employee at or shortly after year end.

b.                                      Employee shall receive any benefits accrued under any tax qualified retirement plans of the Company, if any, in accordance with the terms of such plans.

c.                                          As a condition precedent to any payment to Employee, Employee shall secure and deliver – in an appropriate and agreed to form collectively attached hereto as Exhibit C – a mutual general release of all claims by and between Jeff Martin and Camphaug and the Company.

d.                                         The Company will make payments to Pat Martin for a period of 12 months, on or before the 15th day of each month, less customary and applicable deductions, beginning on December 15, 2005 and ending on November 15, 2006, as follows:

December 15	$30,000
January 15	$30,000
February 15	$25,000
March 15	$5,000
April 15	$5,000
May 15	$5,000
June 15	$5,000
July 15	$5,000
August 15	$5,000
September 15	$5,000
October 15	$5,000
November 15	$5,000

5.                                          Employee Stock and Stock Options.  The attached and incorporated Exhibit “D” to this Agreement sets forth a description of all of the stock options granted to Employee by the Parent or the Company prior to the Separation Date (“Employee Options”).  Affiliated Companies and Employee will take all actions necessary to amend each Employee Option that is vested and that would otherwise terminate on account of Employee’s separation from employment with the Company to provide that Employee may, in his discretion, exercise such Employee Option only during the period beginning January 1, 2006 and ending at 5:00 p.m. eastern time on November 30, 2006 (the “Employee Option Period”) and to provide that the Employee Option will terminate at 5:00 p.m. eastern time on November 30, 2006 to the extent that it has not been exercised prior to said time and date, provided that any such extension of the termination date of the Employee Options shall be revoked immediately should Employee violate Surviving Paragraph 8 of the Employment Agreement, as modified in Paragraph 3 of this Agreement.  In the event Company provides written notice to Employee of breach of Surviving Paragraph 8, Employee will have 30 days from receipt of such notification to exercise the Employee Options, so long as the date of exercise shall be no later than November 30, 2006.

Company and Affiliated Companies agree to instruct its Securities counsel to cooperate with any Rule 144 discussions between Employee and the appropriate Transfer Agent.  Further, should the Company include any shares or shares issuable upon exercise of any warrants of Gerard M. Jacobs in any Registration Statement, or attempt to register the same, the Company shall include Employee’s outstanding warrants and/or shares (as appropriate), if any, during the Employee Option Period in any such Registration Statement.

6.                                       Employee Benefits.  Employee hereby acknowledges and agrees to waive any and all obligations of the Company with respect to continuing the medical, hospitalization and other health insurance benefits, as well as disability and life insurance benefits (except any life insurance conversion rights, if applicable), if any, provided to Employee by the Company immediately prior to the Separation Date; provided, however, the Company will extend to Employee the group health insurance purchase options available to him under the federal Consolidated Omnibus Reconciliation Act (“COBRA”) in accordance with applicable law, with the cost of any COBRA benefits elected by Employee to be paid for solely by Employee.

7.                                       Non-Competition; Non-Solicitation of Employees.  In consideration for the payments and benefits provided to Employee under this Agreement, and for other good and valuable consideration, the receipt, adequacy and legal sufficiency of which are hereby acknowledged, Employee shall be and is hereby bound by Surviving Paragraph 8 of the Employment Agreement.

Specifically, Employee agrees to abide by the terms of Surviving Paragraph 8 of the Employment Agreement entered into on or about January 1, 2004 and expressly acknowledges that Surviving Paragraph 8 of the Employment Agreement remains in full force and effect, except that during the prohibited period, Employee may hire anyone who is a former employee of the Company as of the date of this Agreement, including Jeff Martin, Mark Camphaug and Keith Sturges, who seeks employment from him in enterprises that do not compete with Company and/or any of the Affiliated Companies.  Further, it is expressly understood and agreed that any amendments, modifications and/or exclusions with respect to Employee’s limitations and obligation imposed by Surviving Paragraph 8 of the Employment Agreement shall be reduced to writing and fully executed by all parties hereto.

8.                                       Waiver of Other Compensation.  Except for the compensation, benefits and rights provided in this Agreement, Employee waives any compensation, benefits or rights that may have accrued in his capacity as an employee, contractually or otherwise, including, without limitation, any right to any salary, fees or benefits or to continued participation in any compensation plans, programs or arrangements of any of the Affiliated Companies.

9.                                       Publicity.  Except as otherwise required by law, Employee hereby agrees to refrain from directly or indirectly engaging in publicity or any other action or activity (whether such action or activity reflects adversely or not upon any Affiliated Company) with respect to any Affiliated Company, their respective officers, directors, employees, and business, or with regard to his employment or the separation from such employment or any of the matters set forth herein.  The parties shall develop a mutually acceptable press release regarding Employee’s separation from the Company.  The Company agrees that any subsequent press releases or like statements issued by the Company shall first be approved and issued by Gerard M. Jacobs, after conferring with Employee where practicable.

10.                                 Tax Withholding.  The Company may withhold from any payments made under this Agreement all federal, state or other taxes required by any law or governmental regulation or ruling.  Employee is solely responsible for all tax liabilities and other consequences with respect to any taxes which may be owed by him beyond the deductions made by the Company from amounts payable under this Agreement.  Employee agrees that the Company has no such responsibility, and Employee will indemnify and hold the Company harmless from any such tax liabilities or other consequences, with no requirement to pay any further sum to him for any reason, including, without limitation, unanticipated tax liabilities or other consequences.

11.                                 Future Employment.  Employee hereby waives, releases and foregoes any chance, right or opportunity to seek employment with or to provide services to any of the Affiliated Companies, now or ever in the future, and agrees not to apply for or accept any such employment.

12.                                 Confidentiality.  The Parent may file this Agreement with the U.S. Securities and Exchange Commission if the Parent is advised to do so by securities counsel.  Except as provided in the immediately preceding sentence:  the terms of this Agreement shall remain strictly confidential; the parties shall not, unless compelled by law or judicial process to do so, disclose or discuss, directly or indirectly, its terms with anyone other than his or its attorney and financial advisors, provided that they, as a condition of receiving such information, also agree, in writing, to keep such terms confidential; the parties expressly warrant and agree that a breach of this confidentiality pledge will cause substantial harm and damages resulting from any such breach would be difficult to quantify; the parties shall have the right to obtain such preliminary, temporary or permanent mandatory or restraining injunctions, orders or decrees as may be necessary to protect himself or itself, as the case may be, against, or on account of, any breach of the provisions of this Section 12 without the proof of any actual damage caused to the non-breaching party; and such right to equitable relief is in addition to all other legal remedies the parties may have to protect their rights.

13.                                 Non-Disparagement/Return of Materials/Cooperation/Consultation.  Employee and the Company hereby agree to the following:

a.                                      Except as otherwise required by law, Employee will not make, publish or disseminate any derogatory statements or comments (including, without limitation, to an Affiliated Company’s clients, prospective clients, employees, and vendors), whether orally or in writing, about any of the Company, the Parent or any Affiliated Companies or their business, officers, directors, shareholders or employees, including but not limited to T. Benjamin Jennings, Gerard M. Jacobs, Vincent Mesolella, Jody Brown, George Douaire, Scott Mitchell and Xavier Hermosillo, or take any action which a reasonable person would expect, directly or indirectly, to impair the good will, business reputation or good name of any of them; and, except as otherwise required by law, the officers and directors of the Company, including but not limited to T. Benjamin Jennings, Gerard M. Jacobs, Vincent Mesolella, Jody Brown, George Douaire, Scott Mitchell and Xavier Hermosillo will not make, publish or disseminate any derogatory statements or comments, whether orally or in writing, about Employee, or take any action which a reasonable person would expect, directly or indirectly, to impair his good will, business reputation or good name.

b.                                     Promptly following the effective date of this Agreement, Employee will deliver to the Company (and each Affiliated Company where applicable) the originals of notes, sketches, drawings, specifications, memoranda, correspondence, files, documents, records, notebooks, computer disks and computer tapes, and inventions (collectively, the “Company

Materials”) then in Employee’s possession or under Employee’s control, whether prepared by Employee or by others.  Employee shall deliver to the Company (and each Affiliated Company where applicable) any Company and Affiliated Company equipment in his possession, including any computer equipment such as a laptop computer; provided however that the Company shall return Employee’s personal items, including his cell phone provided that all data currently stored on said cell phone shall be duplicated and preserved in due course prior to delivery to Employee.  The Company shall retain the laptop computer, docking stations, routers and monitors.  Further, the Company shall preserve the laptop in its current substantially unchanged condition and thereafter permit Employee limited access to said equipment to copy any personal information.  Employee will coordinate with Gerry Jacobs and/or Scott Mitchell and reach agreement regarding what materials Employee may copy from the laptop computer.  Any non-business information contained on the phone or computer, whether in electronic form or hard copy, shall be preserved and sealed in a confidential manner.  Employee acknowledges that effective on the Separation Date, he will no longer be a spokesperson for the Company, the Parent or for any of the Affiliated Companies and will thereafter refer any calls or inquiries to him concerning the Company, the parent or for any Affiliated Company to Gerard M. Jacobs or T. Benjamin Jennings.

c.                                      Employee agrees that for a period of twelve (12) months, he will respond to reasonable requests for information from the Company and will cooperate with the Company in wrapping up or concluding matters on which Employee had worked, and will cooperate with the Company, the Parent and any Affiliated Company in any actual or threatened litigation or other proceedings, including, without limit, testifying on any Affiliated Company’s behalf at depositions, before administrative or regulatory bodies or in court or arbitration or similar proceedings.

d.                                     Employee understands that in the course of his ongoing cooperation with the Company, he may receive or be asked to review documents from the Affiliated Companies that contain confidential information of the Affiliated Companies. The Affiliated Companies agree that they will stamp any and all such documents provided to Employee with the legend “Confidential Information.”  Employee agrees that he will not use or disclose such documents or their contents for any purpose other than providing assistance and cooperation to the Affiliated Companies and will return all copies of such documents upon request or after completing his review or use of them on behalf of Affiliated Companies.

14.                                 Remedies.  In the event that either party breaches or otherwise fails to observe any covenant, agreement or duty herein described, as determined by an arbitrator, a court or any other body of competent jurisdiction, the other party shall be entitled to any remedy set forth herein, as well as any other remedy available at law or in equity.  The parties acknowledge and agree that in the event that either party brings an action as a result of any breach of this Agreement – including Employee’s breach of Surviving Paragraph 8 of the Employment Agreement, the non-prevailing party shall be and hereby agrees to be responsible for any and all reasonable attorneys’ fees (and related litigation expenses and costs) incurred by the prevailing party arising out of each such litigation.

15.                                 Unfair Treatment.  By entering into this Agreement, neither Employee nor the Company (including its directors, officers, and other agents) admits, in any way, that he or it treated the other party unlawfully, wrongfully, or unfairly.  To the contrary, each party expressly denies having violated the other party’s rights or having harmed the other party in any way.

16.                                 Consultation with Counsel.  Employee acknowledges that he has carefully read and fully understands all the provisions and effects of this Agreement after having had the opportunity to consult and thoroughly discuss all its aspects with an attorney of his own choice; that he is voluntarily entering into this Agreement; and that neither the Company (or any

Affiliated Company) nor its (or their) agents or attorneys made any representation or promise concerning the terms or effects of this Agreement other than those contained herein.

17.                                 Arbitration.  Employee and the Company waive any right to a court (including jury) proceeding and instead agree to submit any dispute over the application, interpretation, validity, or any other aspect of this Agreement to binding arbitration in Raleigh, North Carolina, consistent with the application of the Federal Arbitration Act and the employment discrimination or comparable procedural rules of the American Arbitration Association (“AAA”) before an arbitrator who is a member of the National Academy of Arbitrators (“NAA”) out of a Raleigh, North Carolina, area panel of fifteen (15) arbitrators to be supplied by the AAA.  Only true neutrals will be eligible for consideration as arbitrators, and under no circumstances will AAA furnish the names of individuals who represent employees, unions or companies.  Except as provided for in Paragraph 8 above, the fees and costs charged by AAA and the fees charged and the expenses incurred by the neutral arbitrator selected shall be borne equally by the Company and Employee.

18.                                 Modification.  If any arbitrator, court, or other authority determines that any term, condition, clause, or other provision of this Agreement is void or invalid, he, she or it will have discretion to modify such term, condition, clause, or other provision of this Agreement to make it valid, or, alternatively, if he, she or it declines to make such a modification and leaves it invalid, the remaining portions of this Agreement will remain in full force and effect.

19.                                 Securities and Exchange Commission.  Employee hereby acknowledges, represents, covenants and warrants that he shall fully comply with all applicable Securities and Exchange Commission (“SEC”) Regulations, including but in no way limited to maintaining all material and non-public information in confidence.

20.                                 Entire Agreement.  This Agreement represents the entire agreement of the parties with respect to the subject matter contained herein, and any amendments shall be ineffective unless they are written and signed by all parties and/or their duly authorized representatives.

21.                                 Successors and Assigns.  This Agreement is binding on the Company’s successors and assigns, including any change in control of the Company.

22.                                 Counterparts.  This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same agreement.

23.                               Employee Representation.  By signing this Agreement, Employee is making the following representation:  “I HAVE READ THIS AGREEMENT, HAVE HAD AN OPPORTUNITY TO CONSULT WITH AN ATTORNEY OF MY CHOOSING ABOUT EACH ASPECT OF IT, HAVE RECEIVED THE NECESSARY TIME TO CONSIDER ITS CONTENTS AND TO FULLY UNDERSTAND ALL OF ITS TERMS, AND SIGN THIS AGREEMENT VOLUNTARILY.”

EMPLOYEE UNDERSTANDS THAT HE HAS UP TO TWENTY-ONE (21) CALENDAR DAYS TO REVIEW THIS AGREEMENT AND THAT HE HAS THE RIGHT TO CONSULT WITH AN ATTORNEY PRIOR TO EXECUTION OF THIS AGREEMENT IF HE SO DESIRES, AND HE HEREBY CONFIRMS THAT HE HAS BEEN SO ADVISED.

EMPLOYEE AGREES THAT ANY MODIFICATIONS, MATERIAL OR OTHERWISE, MADE TO THIS AGREEMENT AND GENERAL RELEASE DO NOT RESTART OR AFFECT IN ANY MANNER THE ORIGINAL TWENTY-ONE (21) CALENDAR DAY CONSIDERATION PERIOD.

HAVING ELECTED TO EXECUTE THIS AGREEMENT, TO FULFILL THE PROMISES SET FORTH HEREIN, AND TO RECEIVE THEREBY THE SUMS AND BENEFITS SET FORTH ABOVE, S. PATRICK MARTIN FREELY AND KNOWINGLY, AND AFTER DUE CONSIDERATION, ENTERS INTO THIS AGREEMENT INTENDING TO WAIVE, SETTLE AND RELEASE ALL CLAIMS HE HAS OR MIGHT HAVE AGAINST WEBSOURCED, INC. AS OF THE DATE HE EXECUTES THIS AGREEMENT.

24.                               REVOCATION PERIOD AND EFFECTIVE DATE.  FURTHER, THIS AGREEMENT SHALL NOT BECOME EFFECTIVE OR ENFORCEABLE UNTIL AT LEAST THE EIGHTH (8TH) DAY AFTER THE DATE THAT EMPLOYEE SIGNS THIS RELEASE (“EFFECTIVE DATE”).

25.                               ATTORNEYS FEES AND COSTS.  EACH PARTY SHALL BE RESPONSIBLE FOR AND BEAR THEIR RESPECTIVE OBLIGATIONS, EXPENSES AND COSTS FOR AND RELATING TO ATTORNEYS’ FEE RELATING TO AND/OR ARISING OUT OF EMPLOYEE’S EMPLOYMENT AND SEPARATION FROM EMPLOYMENT, EXCEPT THAT THE COMPANY SHALL PAY 50 PERCENT OF EMPLOYEE’S LEGAL FEES, UP TO A MAXIMUM OF $15,000, FOR LEGAL FEES INCURRED BY OR ON BEHALF OF EMPLOYEE TO DATE.  EXCEPT AS PROVIDED FOR HEREIN, ANY AND ALL OTHER FEES AND EXPENSES INCURRED ON BEHALF OF, AND/OR FOR THE BENEFIT OF EMPLOYEE, RELATING TO AND/OR ARISING OUT OF EMPLOYEE’S EMPLOYMENT AND SEPARATION FROM EMPLOYMENT, BE AND ARE THE SOLE OBLIGATION OF THE EMPLOYEE.  EMPLOYEE WARRANTS THAT THE ONLY LAW FIRMS HE HAS RETAINED IN CONNECTION WITH HIS EMPLOYMENT AND/OR SEPARATION OF EMPLOYMENT ARE KILPATRICK STOCKTON LLP AND WOMBLE, CARLYLE, SANDRIDGE & RICE, PLLC (“LAW FIRMS”).  EMPLOYEE UNDERSTANDS THAT HE IS PERSONALLY RESPONSIBLE FOR PAYMENT OF ALL LEGAL FEES AND EXPENSES AND WILL DIRECT THE LAW FIRMS TO SEND ALL INVOICES TO HIM PERSONALLY AND DIRECTLY.  EMPLOYEE WILL THEN SEND TO GERARD M. JACOBS OR HIS DESIGNEE APPROPRIATE EVIDENCE OF PAYMENT IN ACCORDANCE WITH THE PROVISIONS OF THIS PARAGRAPH AND THEREAFTER, PAYMENT WILL PROCEED IN THE ORDINARY COURSE OF BUSINESS CONSISTENT WITH THIS PROVISION.

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This CONFIDENTIAL SEPARATION AGREEMENT AND GENERAL RELEASE is made voluntarily and knowingly effective the date first above written.

Sworn to and subscribed before me this day of , 2005.	EMPLOYEE
/s/ S. Patrick Martin
S. Patrick Martin

Notary Public for North Carolina
My Commission Expires:

Sworn to and subscribed before me this day of , 2005.	WEBSOURCED, INC.
	By:	/s/ Gerard M. Jacobs

	Name:	Gerard M. Jacobs

Notary Public for Illinois	Title:	Chairman
My Commission Expires:

Sworn to and subscribed before me this day of , 2005.	CGI HOLDING CORPORATION d/b/a THINK PARTNERSHIP INC.

	By:	/s/ Gerard M. Jacobs

	Name:	Gerard M. Jacobs
Notary Public for Illinois
My Commission Expires:	Title:	Chief Executive Officer

List of Affiliated Companies:

CGI Holding Corporation

WebSourced, Inc.

Cherish, Inc.

Personals Plus, Inc.

Real Estate School Online Inc.

Marketsmart Advertising Inc.

Right Stuff Inc.

Checkup Marketing Inc.

PrimaryAds, Inc.

Kowabunga! Technologies Inc.

Ozona Online Network Inc.

I acknowledge receipt of this Exhibit A as of this 2nd day of December, 2005.

/s/ S. Patrick Martin
S. Patrick Martin

S. PATRICK MARTIN

NON-QUALIFIED OPTIONS AWARDED AND VESTED

Date of Grant	Number of Shares Underlying Options	Option Price Per Share	Number of Vested Options	Number of Non- Vested Options	Available for Exercise	Expiration Date
7-31-2003	510,000	$0.13	510,000	—	510,000	7-31-2013	(1)

2-25-2002	200,000	$0.27	200,000	—	200,000	2-25-2007	(2)

7-10-2000	33,147	$0.45	33,147	—	33,147	7-10-2010	(3)

1-20-2005	300,000	$5.25	—	300,000	—	1-20-2015	(4)

Total

(1) These options do not contain any termination provision triggered by the termination of S. Patrick Martin’s employment with WebSourced, Inc.

(2) These options are vested, and currently terminate 30 days after the last day of S. Patrick Martin’s employment with WebSourced, Inc. Pursuant to Paragraph 5 of the Confidential Separation Agreement and General Release, these options will now be exercisable solely during the period January 1, 2006 through November 30, 2006.

(3) These options do not contain any termination provision triggered by the termination of S. Patrick Martin’s employment with WebSourced, Inc.

(4) These options are not vested, and will terminate 30 days after the last day of S. Patrick Martin’s employment with WebSourced, Inc.

I acknowledge the receipt and accuracy of this Exhibit B as of this 2nd day of December, 2005.

/s/ S. Patrick Martin
S. Patrick Martin